Team Financial Asset Management

Code of Ethics

TEAM Financial Asset Management
Code of Ethics

September 15, 2009

Table of Contents

1 - Statement of General Policy

2 – Definitions

3 - Standards of Business Conduct

4 - Prohibition Against Insider Trading

5 - Personal Securities Transactions

6 - Gifts and Entertainment

7 - Protecting the Confidentiality of Client Information

8 - Service as a Director

9 - Compliance Procedures

10 – Certification

11 – Records

12 - Reporting Violations and Sanctions

Statement of General Policy

This Code of Ethics ("Code") has been adopted by TEAM Financial Asset Management and is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 ("Advisers Act").

This Code establishes rules of conduct for all employees of TEAM Financial Asset Management and is designed to govern personal securities trading activities in the accounts of employees. The Code is based upon the principle that TEAM Financial Asset Management and its employees owe a fiduciary duty to TEAM Financial Asset Management' clients to conduct their affairs. This includes their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients, (ii) taking inappropriate advantage of their position with the firm and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

The Code is designed to ensure that the high ethical standards long maintained by TEAM Financial Asset Management continue to be applied. The purpose of the Code is to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct. The excellent name and reputation of our firm continues to be a direct reflection of the conduct of each employee.

Pursuant to Section 206 of the Advisers Act, both TEAM Financial Asset Management and its employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. This means TEAM Financial Asset Management has an affirmative duty of utmost good faith to act solely in the best interest of its clients.

TEAM Financial Asset Management and its employees are subject to the following specific fiduciary obligations when dealing with clients:

v	The duty to have a reasonable, independent basis for the investment advice provided by the advisor.

v	The duty to obtain best execution for a client's transactions where the Firm is in a position to direct brokerage transactions for the client.

v	The duty to ensure that investment advice is suitable to meeting the client's individual objectives, needs and circumstances.

v	A duty to be loyal to clients.

In meeting its fiduciary responsibilities to its clients, TEAM Financial Asset Management expects every employee to demonstrate the highest standards of ethical conduct for continued employment with TEAM Financial Asset Management. Strict compliance with the provisions of the Code shall be considered a basic condition of employment with TEAM Financial Asset Management. TEAM Financial Asset Management' reputation for fair and honest dealing with its clients has taken considerable time to build. This standing could be seriously damaged as the result of even a single securities transaction being considered questionable in light of the fiduciary duty owed to our clients. Employees are urged to seek the advice of the Compliance Officer and the Chief Compliance Officer for any questions about the Code or the application of the Code to their individual circumstances. Employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment with TEAM Financial Asset Management.

The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for employees of TEAM Financial Asset Management in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the Compliance Officer. The Compliance Officer may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients will not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of employees.

The Compliance Officer will periodically report to senior management of TEAM Financial Asset Management to document compliance with this Code.

Definitions

For the purposes of this Code, the following definitions shall apply:

v

"Access person" means any supervised person who: has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund RIA or its control affiliates manage; or is involved in making securities recommendations to clients that are nonpublic.

v

"Account" means accounts of any employee and includes accounts of the employee's immediate family members (any relative by blood or marriage living in the employee's household), and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the employee has a beneficial interest or exercises investment discretion.

o

"Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations as stated.

v

"Reportable security" means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include: (i) Transactions and holdings in direct obligations of the Government of the United States; (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Transactions and holdings in shares of other types of open-end registered mutual funds, unless TEAM Financial Asset Management or a control affiliate acts as the investment adviser or principal underwriter for the fund; and (v) Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless TEAM Financial Asset Management or a control affiliate acts as the investment adviser or principal underwriter for the fund.

o

"Supervised person" means directors, officers and partners of TEAM Financial Asset Management, or other persons occupying a similar status or performing similar functions; employees of TEAM Financial Asset Management; and any other person who provides advice on behalf of TEAM Financial Asset Management and is subject to TEAM Financial Asset Management' supervision and control . In addition, temporary employees, consultants, independent contractors and other persons designated by the CCO are also considered "supervised persons".

Standards of Business Conduct

TEAM Financial Asset Management places the highest priority on maintaining its reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in our firm and its employees by our clients is something we value and endeavor to protect. The following Standards of Business Conduct set forth policies and procedures to achieve these goals. This Code is intended to comply with the various provisions of the Advisers Act and also requires that all supervised persons comply with the various applicable provisions of the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission ("SEC").
Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material and nonpublic information by investment advisers. Such policies and procedures are contained in this Code. The Code also contains policies and procedures with respect to personal securities transactions of all TEAM Financial Asset Management' supervised persons as defined herein. These procedures cover transactions in a reportable security in which a supervised person has a beneficial interest in or accounts over which the supervised person exercises control as well as transactions by members of the supervised person's immediate family.

Section 206 of the Advisers Act makes it unlawful for TEAM Financial Asset Management or its agents or employees to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive or manipulative practices. This Code contains provisions that prohibit these and other enumerated activities and that are reasonably designed to detect and prevent violations of the Code, the Advisers Act and rules set forth.

Prohibition Against Insider Trading

Introduction

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose supervised persons and TEAM Financial Asset Management to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order permanently barring you from the securities industry. Finally, supervised persons and TEAM Financial Asset Management may be sued by investors seeking to recover damages for insider trading violations.

The rules contained in this Code apply to securities trading and information handling by supervised persons of TEAM Financial Asset Management and their immediate family members.

The law of insider trading is unsettled and continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can avoid disciplinary action or complex legal problems. You must notify the Compliance Officer immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur.

General Policy

No supervised person may trade, either personally or on behalf of others (such as investment funds and private accounts managed by TEAM Financial Asset Management or TEAM Financial Managers, Inc.), while in the possession of material, nonpublic information, nor may any personnel of TEAM Financial Asset Management communicate material, nonpublic information to others in violation of the law.

What is Material Information?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company's securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Compliance Officer.

Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal's "Heard on the Street" column.

You should also be aware of the SEC's position that the term "material nonpublic information" relates not only to issuers but also to TEAM Financial Asset Management' securities recommendations, client securities holdings and transactions.

What is Nonpublic Information?

Information is "public" when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency. Other examples include the Dow Jones "tape" or The Wall Street Journal or some other publication of general circulation. Allow sufficient time to pass so that the information has been disseminated. The rules contained in this Code apply to securities trading and information handling by supervised persons of TEAM Financial Asset Management and their immediate family members.

The law of insider trading is unsettled and continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can avoid disciplinary action or complex legal problems. You must notify the Compliance Officer immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur.

Personal Securities Transactions

General Policy

TEAM Financial Asset Management has adopted the following principles governing personal investment activities by TEAM Financial Asset Management' supervised persons:

--	The interests of client accounts will at all times be placed first.

--	All personal securities transactions will be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

--	Supervised persons must not take inappropriate advantage of their positions.

Pre-Clearance Required for Participation in IPOs

No supervised person shall acquire any beneficial ownership in any securities in an Initial Public Offering for his or her account, as defined herein without the prior written approval of the Compliance Officer who has been provided with full details of the proposed transaction including written certification that the investment opportunity did not arise by virtue of the supervised person's activities on behalf of a client, and, if approved, will be subject to continuous monitoring for possible future conflicts.

Pre-Clearance Required for Private or Limited Offerings

No supervised person shall acquire beneficial ownership of any securities in a limited offering or private placement without the prior written approval of the Compliance Officer who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the supervised person's activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.

Gifts and Entertainment

Giving, receiving or soliciting gifts in a business setting may create an appearance of impropriety or may raise a potential conflict of interest. TEAM Financial Asset Management has adopted the policies set forth below to guide supervised persons in this area.

General Policy

TEAM Financial Asset Management' policy with respect to gifts and entertainment is as follows:

--	Giving, receiving or soliciting gifts in a business may give rise to an appearance of impropriety or may raise a potential conflict of interest.

--	Supervised persons should not accept or provide any gifts or favors that might influence the decisions you or the recipient must make in business transactions involving TEAM Financial Asset Management, or that others might reasonably believe would influence those decisions.

--	Modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis. Entertainment that satisfies these requirements and conforms to generally accepted business practices also is permissible.

--	Where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts of even nominal value, the law or rule must be followed.

Reporting Requirements

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Any supervised person who accepts, directly or indirectly, anything of value from any person or entity that does business with or on behalf of TEAM Financial Asset Management, including gifts and gratuities with value in excess of $100 per year must obtain consent from the Compliance Officer before accepting such a gift.

--	This reporting requirement does not apply to bona fide dining or bona fide entertainment if, during such dining or entertainment, you are accompanied by the person or representative of the entity that does business with TEAM Financial Asset Management.

--

This gift reporting requirement is for the purpose of helping TEAM Financial Asset Management monitor the activities of its employees. However, the reporting of a gift does not relieve any supervised person from the obligations and policies set forth in this Section or anywhere else in this Code. If you have any questions or concerns about the appropriateness of any gift, please consult the Compliance Officer.

Protecting the Confidentiality of Client Information

Confidential Client Information

In the course of investment advisory activities of TEAM Financial Asset Management, the firm gains access to non-public information about its clients. Such information may include a person's status as a client, personal financial and account information, the allocation of assets in a client portfolio, the composition of investments in any client portfolio, information relating to services performed for or transactions entered into on behalf of clients, advice provided by TEAM.

Financial Managers to clients and data or analyses derived from such non-public personal information (collectively referred to as 'Confidential Client Information'). All Confidential Client Information, whether relating to TEAM Financial Asset Management' current or former clients, is subject to the Code's policies and procedures. Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

Non-Disclosure of Confidential Client Information

All information regarding TEAM Financial Asset Management' clients is confidential. Information may only be disclosed when the disclosure is consistent with the firm's policy and the client's direction. TEAM Financial Asset Management does not share Confidential Client Information with any third parties, except in the following circumstances:

v

As necessary to provide service that the client requested or authorized, or to maintain and service the client's account. TEAM Financial Asset Management will require that any financial intermediary, agent or other service provider utilized by TEAM Financial Asset Management (such as broker-dealers or sub-advisers) comply with substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by TEAM Financial Asset Management only for the performance of the specific service requested by TEAM Financial Asset Management.

v	As required by regulatory authorities or law enforcement officials who have jurisdiction over TEAM Financial Asset Management, or as otherwise required by any applicable law. In the event TEAM Financial Asset Management is compelled to disclose Confidential Client Information, the firm shall provide prompt notice to the clients affected, so that the clients may seek a protective order or other appropriate remedy. If no protective order or other appropriate remedy is obtained, TEAM Financial Asset Management shall disclose only such information, and only in such detail, as is legally required .

v	To the extent reasonably necessary to prevent fraud, unauthorized transactions or liability.

Employee Responsibilities

All supervised persons are prohibited, either during or after the termination of their employment with TEAM Financial Asset Management, from disclosing Confidential Client Information to any person or entity outside the firm, including family members, except under the circumstances described above. A supervised person is permitted to disclose Confidential Client Information only to such other supervised persons who need to have access to such information to deliver the TEAM Financial Asset Management' services to the client.

Supervised persons are also prohibited from making unauthorized copies of any documents or files containing Confidential Client Information and, upon termination of their employment with TEAM Financial Asset Management, must return all such documents to TEAM Financial Asset Management.

Any supervised person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

Security of Confidential Personal Information

TEAM Financial Asset Management enforces the following policies and procedures to protect the security of Confidential Client Information:

--	The firm restricts access to Confidential Client Information to those supervised persons who need to know such information to provide TEAM Financial Asset Management' services to clients;

--	Any supervised person who is authorized to have access to Confidential Client Information in connection with the performance of such person's duties and responsibilities is required to keep such information in a secure compartment, file or receptacle on a daily basis as of the close of each business day;

--	All electronic or computer files containing any Confidential Client Information shall be password secured and firewall protected from access by unauthorized persons;

--	Any conversations involving Confidential Client Information, if appropriate at all, must be conducted by supervised persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.

Privacy Policy

As a registered investment adviser, TEAM Financial Asset Management and all supervised persons must comply with SEC Regulation S-P, which requires investment advisers to adopt policies and procedures to protect the 'nonpublic personal information' of natural person clients. 'Nonpublic information,' under Regulation S-P, includes personally identifiable financial information and any list, description, or grouping that is derived from personally identifiable financial information. Personally identifiable financial information is defined to include information supplied by individual clients, information resulting from transactions, any information obtained in providing products or services. Pursuant to Regulation SP TEAM Financial Asset Management has adopted policies and procedures to safeguard the information of natural person clients.

Enforcement and Review of Confidentiality and Privacy Policies

The Compliance Officer is responsible for reviewing, maintaining and enforcing TEAM Financial Asset Management' confidentiality and privacy policies and is also responsible for conducting appropriate employee training to ensure adherence to these policies. Any exceptions to this policy require the written approval of the Compliance Officer.

Service as a Director

No supervised person shall serve on the board of directors of any publicly traded company without prior authorization by the Compliance Officer or a designated supervisory person based upon a determination that such board service would be consistent with the interest of TEAM Financial Asset Management' clients. Where board service is approved TEAM Financial Asset Management shall implement a "Chinese Wall" or other appropriate procedure to isolate such person from making decisions relating to the company's securities.

Compliance Procedures

Reporting Requirements

Every supervised person shall provide initial and annual holdings reports and quarterly transaction reports to the Compliance Officer which must contain the information described below. It is the policy of TEAM Financial Asset Management that each supervised person must maintain all securities accounts through Lincoln Financial Securities.

Securities and held at Pershing. Mutual funds held directly at a fund company are exempt.

Initial Holdings Report

Every supervised person shall, no later than ten (10) days after the person becomes a supervised person, file an initial holdings report containing the following information:

--

The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the supervised person had any direct or indirect beneficial interest ownership when the person becomes a supervised person;

--	The name of any broker / dealer or bank, account name, number and location with whom the supervised person maintained an account in which any securities were held for the direct or indirect benefit of the supervised person;

--	The date that the report is submitted by the supervised person.

The information submitted must be current as of a date no more than forty-five (45) days before the person became a supervised person.

Annual Holdings Report

Every supervised person shall, no later than January 30 each year, file an annual holdings report containing the same information required in the initial holdings report as described above. The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.

Quarterly Transaction Reports

Every supervised person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the following information:

With respect to any transaction during the quarter in a reportable security in which the supervised persons had any direct or indirect beneficial ownership:

--

The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each covered security.

--	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition).

--	The price of the reportable security at which the transaction was effected.

--	The name of the broker / dealer or bank with or through whom the transaction was effected;

--	The date the report is submitted by the supervised person.

Exempt Transactions

A supervised person need not submit a report with respect to:

--	Transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control.

--	Transactions effected pursuant to an automatic investment plan.

--	A quarterly transaction report if the report would duplicate information contained in securities transaction confirmations or brokerage account.

--

Statements that TEAM Financial Asset Management holds in its records so long as the firm receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

--	Any transaction or holding report if TEAM Financial Asset Management has only one supervised person, so long as the firm maintains records of the information otherwise required to be reported

Monitoring and Review of Personal Securities Transactions

The Compliance Officer or a designee will monitor and review all reports required under the Code for compliance with TEAM Financial Asset Management' policies regarding personal securities transactions and applicable SEC rules and regulations. The Compliance Officer may also initiate inquiries of supervised persons regarding personal securities trading. Supervised persons are required to cooperate with such inquiries and any monitoring or review procedures employed by TEAM Financial Asset Management. Any transactions for any accounts of the Compliance Officer will be reviewed and approved by the President or other designated supervisory person. The Compliance Officer shall at least annually identify all supervised persons who are required to file reports pursuant to the Code and will inform such supervised persons of their reporting obligations.

Certification

Initial Certification

All supervised persons will be provided with a copy of the Code and must initially certify in writing to the Compliance Officer that they have: (i) received a copy of the Code; (ii) read and understand all provisions of the Code; (iii) agreed to abide by the Code; and (iv) reported all account holdings as required by the Code.

Acknowledgement of Amendments

All supervised persons shall receive any amendments to the Code and must certify to the Compliance Officer in writing that they have: (i) received a copy of the amendment; (ii) read and understood the amendment; and (iii) agreed to abide by the Code as amended.

Annual Certification

All supervised persons must annually certify in writing to the Compliance Officer that they have: (i) read and understood all provisions of the Code; (ii) complied with all requirements of the Code; and (iii) submitted all holdings and transaction reports as required by the Code.

Further Information

Supervised persons should contact the Compliance Officer regarding any inquiries pertaining to the Code or the policies established herein.

Records

The Compliance Officer shall maintain and cause to be maintained in a readily accessible place the following records:

--	A copy of any code of ethics adopted by the firm pursuant to Advisers Act Rule 204A-1 which is or has been in effect during the past five years.

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A record of any violation of TEAM Financial Asset Management' Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred.

--	A record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five years, a supervised person which shall be retained for five years after the individual ceases to be a supervised person of TEAM Financial Asset Management.

--	A copy of each report made pursuant to Advisers Act Rule 204A-1, including any brokerage confirmations and account statements made in lieu of these reports.

--	A list of all persons who are, or within the preceding five years have been, access persons.

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A record of any decision and reasons supporting such decision to approve a supervised persons' acquisition of securities in IPOs and limited offerings within the past five years after the end of the fiscal year in which such approval is granted.

Reporting Violations and Sanctions

If any one ever observes, hears or reads anything which would not be considered unethical, they need to inform Charles S. Brennaman the Chief Compliance Officer. If what they observe, hear or read is unethical and is done by Charles S. Brennaman, they will inform James L. Dailey, Chief Investment Officer and Owner of TEAM Financial Asset Management. Understand that any action of reporting will not be held against the reporter.

All supervised persons shall promptly report to the Compliance Officer or an alternate designee all apparent violations of the Code. Any retaliation for the reporting of a violation under this Code will constitute a violation of the Code.

The Compliance Officer shall promptly report to senior management all apparent material violations of the Code. When the Compliance Officer finds that a violation otherwise reportable to senior management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such findings and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to senior management.

Senior management shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed. Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the employee's employment with the firm.